Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 25, 2018
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 25, 2018 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2018.

Second Quarter Highlights
Financial Results

•	Net income available to common stockholders per share of $0.27

•	Funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.86, including a $0.05 per share charge for provision for bad debts

•	Revenues of $187.1 million

•	Increased the regular quarterly cash dividend to common stockholders by 7.1% to $0.455 per share; an annualized rate of $1.82 per share

Stabilized Portfolio

•	Stabilized portfolio was 94.0% occupied and 96.8% leased at June 30, 2018

•	Signed approximately 1.3 million square feet of new or renewing leases in the stabilized portfolio during the second quarter, increasing the year-to-date total to just over 1.6 million square feet

Acquisitions

•
Committed to acquire the 110,000 square foot office property located at 345 Brannan Street in San Francisco’s SOMA district for a cash purchase price of approximately $146.0 million that is expected to close by the end of 2018. The office space is currently 100% occupied by Dropbox

◦
In May, signed termination agreements with Dropbox in conjunction with a new lease with GM Cruise, LLC for approximately 375,000 square feet at two existing KRC properties, 301 and 333 Brannan Street, and all of 345 Brannan Street

Development

•
In June, completed the acquisition of Kilroy Oyster Point, an approximately 39-acre development site in South San Francisco, fully entitled for 2.5 million square feet of life science and office space, for a cash purchase price of approximately $308.2 million

•
In June, transferred 100 Hooper, a $270.0 million, 400,000 square foot development project located in San Francisco’s SOMA district from under construction to the tenant improvement phase. The property’s 314,000 square feet of office space is fully leased to Adobe and the lease is expected to commence in the third quarter of 2018. The remaining 86,000 square feet of production, distribution and repair (“PDR”) space is currently 39% leased

•
In June, transferred The Exchange on 16th, a $570.0 million, 750,000 square foot development project located in San Francisco’s Mission Bay from under construction to the tenant improvement phase. The office portion is fully leased to Dropbox, and the lease will commence in phases

Finance

•	In May, completed a private placement of $50.0 million of eight-year, 4.30% unsecured senior notes and $200.0 million of eight-year 4.35% unsecured senior notes, both with delayed draw options

◦	In July, drew the entire $50.0 million of 4.30% notes

◦	Expect to draw down the entire $200.0 million of 4.35% notes by October 22, 2018

•
In May, issued all common stock remaining under the company’s 2014 $300.0 million at-the-market (“ATM”) offering program at a weighted average price of $73.01 per share before selling commissions, generating net proceeds of $98.7 million

•
In June, established a new $500.0 million ATM offering program and issued common stock under the program at a weighted average price of $76.23 per share before selling commissions, generating net proceeds of $26.3 million

Results for the Quarter Ended June 30, 2018
For the second quarter ended June 30, 2018, KRC reported net income available to common stockholders of $27.5 million, or $0.27 per share, compared to $29.8 million, or $0.30 per share, in the second quarter of 2017. FFO in the second quarter of 2018 was $88.6 million, or $0.86 per share, compared to $88.8 million, or $0.87 per share, in the year-earlier quarter. Current period net income available to common stockholders and FFO per share included a $0.05 per share charge for provision for bad debts, primarily related to a $0.07 per share charge for one tenant that the company is in ongoing discussions with, partially offset by a $0.02 per share reversal of provision due to the assignment of a lease to a credit tenant. Revenues in the period totaled $187.1 million, up from $180.6 million in the prior year’s second quarter.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At June 30, 2018, KRC’s stabilized office portfolio totaled approximately 13.9 million square feet of space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle. During the second quarter, the company signed new or renewing leases in the stabilized office portfolio totaling 1.3 million square feet of space. At quarter-end, the stabilized office portfolio was 94.0% occupied and 96.8% leased, compared to occupancy of 94.3% at March 31, 2018 and 93.9% at June 30, 2017.

Real Estate Development Activity
At June 30, 2018, KRC had three projects under construction, including 333 Dexter in the South Lake Union submarket of Seattle, Phase I of Academy on Vine, a mixed-use project in the Hollywood submarket of Los Angeles, and Phases I and II of One Paseo, a mixed-use project in the Del Mar submarket of San Diego. These three projects encompass approximately 1.0 million square feet of office space, 608 residential units and 120,000 square feet of retail space and represent a total estimated investment of approximately $1.1 billion.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company has updated its guidance range of NAREIT-defined FFO per diluted share for the full year 2018 to $3.47 to $3.57 per share, with a midpoint of $3.52 per share, reflecting management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of events referenced in this press release.

	Full Year 2018 Range at June 30, 2018
	Low End	High End
Net income available to common stockholders per share - diluted	$1.30	$1.40

Weighted average common shares outstanding - diluted (1)	101,000	101,000

Net income available to common stockholders	$131,000	$141,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,600	3,000
Net income attributable to noncontrolling interests in consolidated property partnerships	14,500	15,500
Depreciation and amortization of real estate assets	237,000	237,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(23,500)	(24,500)
Funds From Operations (2)	$361,600	$372,000

Weighted average common shares/units outstanding – diluted (3)	104,300	104,300

Funds From Operations per common share/unit – diluted (2)(3)	$3.47	$3.57

Key 2018 assumptions include:

•	Dispositions of $250.0 to $750.0 million

•	Same store cash net operating income growth of 1 to 2%

•	Year-end occupancy of 94.0% to 95.0%

•	Net operating income margin of approximately 70.0% to 70.5%

•	Remaining development spending of approximately $250.0 to $300.0 million
 ________________________

(1)	Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units).

(2)	See management statement for FFO on page 9.

(3)
Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all estimated common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The company’s guidance estimates for the full year 2018, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2018 during the company’s July 26, 2018 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc180426.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10115553. A replay of the conference call will be available via telephone on July 26, 2018 through August 9, 2018 by dialing (877) 344-7529 and entering passcode 10115553. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/CustomPage/Index?KeyGenPage=1073743647.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At June 30, 2018, the company’s stabilized portfolio totaled approximately 13.9 million square feet of office space located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. In addition, KRC had three projects under construction totaling approximately 1.0 million square feet of office space, 608 residential units and 120,000 square feet of retail space as well as two projects in the tenant improvement phase totaling approximately 1.2 million square feet of office and PDR space. The office components of the two projects are fully leased to Adobe and Dropbox.

The company has been recognized by GRESB as the North American leader in office sustainability for the last four years and is listed in the Dow Jones Sustainability World Index. At the end of the second quarter, the company’s stabilized portfolio was 59% LEED certified and 76% of eligible properties were ENERGY STAR certified. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$187,072	$180,598	$369,894	$359,906

Net income available to common stockholders (1)	$27,549	$29,833	$63,795	$56,162

Weighted average common shares outstanding – basic	99,692	98,275	99,221	97,834
Weighted average common shares outstanding – diluted	100,151	98,827	99,688	98,427

Net income available to common stockholders per share – basic (1)	$0.27	$0.30	$0.63	$0.56
Net income available to common stockholders per share – diluted (1)	$0.27	$0.30	$0.63	$0.56

Funds From Operations (1)(2)(3)	$88,629	$88,767	$184,914	$170,701

Weighted average common shares/units outstanding – basic (4)	102,879	101,551	102,457	101,219
Weighted average common shares/units outstanding – diluted (5)	103,338	102,103	102,924	101,812

Funds From Operations per common share/unit – basic (3)	$0.86	$0.87	$1.80	$1.69
Funds From Operations per common share/unit – diluted (3)	$0.86	$0.87	$1.80	$1.68

Common shares outstanding at end of period			100,560	98,351
Common partnership units outstanding at end of period			2,071	2,077
Total common shares and units outstanding at end of period			102,631	100,428

			June 30, 2018	June 30, 2017
Stabilized office portfolio occupancy rates: (6)
Greater Los Angeles			94.3%	91.2%
Orange County			89.6%	94.7%
San Diego County			98.5%	93.5%
San Francisco Bay Area			93.8%	95.1%
Greater Seattle			90.4%	97.0%
Weighted average total			94.0%	93.9%

Total square feet of stabilized office properties owned at end of period: (6)
Greater Los Angeles			4,182	4,181
Orange County			272	272
San Diego County			2,045	2,718
San Francisco Bay Area			5,317	5,158
Greater Seattle			2,066	2,066
Total			13,882	14,395
________________________

(1)
Net income available to common stockholders and funds from operations includes a provision for bad debts of $5.6 million and $5.4 million for the three and six months ended June 30, 2018, respectively, and a non-cash charge for the original issuance costs of redeemed preferred stock of $3.8 million for the six months ended June 30, 2017. Net income available to common stockholders includes gains on sales of depreciable operating properties of $2.3 million for the six months ended June 30, 2017.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2017 include the office properties that were sold subsequent to June 30, 2017.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,127,100	$1,076,172
Buildings and improvements	5,017,999	4,908,797
Undeveloped land and construction in progress	1,993,314	1,432,808
Total real estate assets held for investment	8,138,413	7,417,777
Accumulated depreciation and amortization	(1,361,811)	(1,264,162)
Total real estate assets held for investment, net	6,776,602	6,153,615

Cash and cash equivalents	50,817	57,649
Restricted cash	—	9,149
Marketable securities	22,519	20,674
Current receivables, net	15,144	16,926
Deferred rent receivables, net	256,558	246,391
Deferred leasing costs and acquisition-related intangible assets, net	186,649	183,728
Prepaid expenses and other assets, net	76,495	114,706
TOTAL ASSETS	$7,384,784	$6,802,838

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$338,189	$340,800
Unsecured debt, net	2,156,521	2,006,263
Unsecured line of credit	295,000	—
Accounts payable, accrued expenses and other liabilities	278,508	249,637
Accrued dividends and distributions	47,348	43,448
Deferred revenue and acquisition-related intangible liabilities, net	146,741	145,890
Rents received in advance and tenant security deposits	58,604	56,484
Total liabilities	3,320,911	2,842,522

EQUITY:
Stockholders’ Equity
Common stock	1,006	986
Additional paid-in capital	3,951,289	3,822,492
Distributions in excess of earnings	(149,368)	(122,685)
Total stockholders’ equity	3,802,927	3,700,793
Noncontrolling Interests
Common units of the Operating Partnership	78,223	77,948
Noncontrolling interests in consolidated property partnerships	182,723	181,575
Total noncontrolling interests	260,946	259,523
Total equity	4,063,873	3,960,316
TOTAL LIABILITIES AND EQUITY	$7,384,784	$6,802,838

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Rental income	$164,515	$158,925	$327,386	$315,573
Tenant reimbursements	19,567	19,267	38,717	38,563
Other property income	2,990	2,406	3,791	5,770
Total revenues	187,072	180,598	369,894	359,906

EXPENSES
Property expenses	32,567	33,304	64,238	64,545
Real estate taxes	17,813	16,543	34,959	34,507
Provision for bad debts	5,641	409	5,376	1,707
Ground leases	1,586	1,547	3,147	3,189
General and administrative expenses	21,763	14,303	37,322	29,236
Depreciation and amortization	64,006	62,251	126,721	123,170
Total expenses	143,376	128,357	271,763	256,354

OTHER (EXPENSES) INCOME
Interest income and other net investment gain/loss	771	1,038	805	2,103
Interest expense	(12,712)	(17,973)	(26,210)	(35,325)
Total other (expenses) income	(11,941)	(16,935)	(25,405)	(33,222)

INCOME FROM OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	31,755	35,306	72,726	70,330
Gains on sale of depreciable operating properties	—	—	—	2,257
NET INCOME	31,755	35,306	72,726	72,587

Net income attributable to noncontrolling common units of the Operating Partnership	(566)	(616)	(1,317)	(1,239)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,640)	(3,242)	(7,614)	(6,375)
Total income attributable to noncontrolling interests	(4,206)	(3,858)	(8,931)	(7,614)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	27,549	31,448	63,795	64,973

Preferred dividends	—	(1,615)	—	(4,966)
Original issuance costs of redeemed preferred stock	—	—	—	(3,845)
Total preferred dividends	—	(1,615)	—	(8,811)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$27,549	$29,833	$63,795	$56,162

Weighted average common shares outstanding – basic	99,692	98,275	99,221	97,834
Weighted average common shares outstanding – diluted	100,151	98,827	99,688	98,427

Net income available to common stockholders per share – basic	$0.27	$0.30	$0.63	$0.56
Net income available to common stockholders per share – diluted	$0.27	$0.30	$0.63	$0.56

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income available to common stockholders	$27,549	$29,833	$63,795	$56,162
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	566	616	1,317	1,239
Net income attributable to noncontrolling interests in consolidated property partnerships	3,640	3,242	7,614	6,375
Depreciation and amortization of real estate assets	62,956	61,000	124,633	120,734
Gains on sales of depreciable real estate	—	—	—	(2,257)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(6,082)	(5,924)	(12,445)	(11,552)
Funds From Operations(1)(2)(3)	$88,629	$88,767	$184,914	$170,701

Weighted average common shares/units outstanding – basic (4)	102,879	101,551	102,457	101,219
Weighted average common shares/units outstanding – diluted (5)	103,338	102,103	102,924	101,812

Funds From Operations per common share/unit – basic (2)	$0.86	$0.87	$1.80	$1.69
Funds From Operations per common share/unit – diluted (2)	$0.86	$0.87	$1.80	$1.68
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.6 million and $4.5 million for the three months ended June 30, 2018 and 2017, respectively, and $8.9 million and $8.2 million for the six months ended June 30, 2018 and 2017, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.